Exhibit 99.1

SEAPORT ENTERTAINMENT GROUP NAMES

MATT PARTRIDGE PRESIDENT AND CHIEF EXECUTIVE OFFICER

Anton Nikodemus to Remain with SEG as Special Advisor

NEW YORK, NY, September 10, 2025 – Seaport Entertainment Group Inc. (NYSE: SEG) (“Seaport Entertainment Group,” “SEG”, “we,” “our," or the “Company”) announced today the appointment of Matt Partridge as President and Chief Executive Officer. Mr. Partridge will succeed Anton Nikodemus, who will remain with the Company as a Special Advisor until November 3, 2025. Additionally, the Company’s Chief Accounting Officer, Lenah Elaiwat, was named Interim Chief Financial Officer and Treasurer, and Michael Crawford, currently Lead Independent Director of the Company’s Board of Directors, will become Chairman of the Board.

“It is an honor to step into this role,” said Mr. Partridge. “I am grateful for Anton’s leadership in the initial phase of the Company’s development, and for the hard work and dedication of our team. I’m confident we’ll continue building on our strong foundation and unlocking even greater value within our unique portfolio.”

Mr. Nikodemus successfully led Seaport Entertainment Group through its spinoff from Howard Hughes Holdings Inc. (NYSE: HHH) and its transition to a hospitality and entertainment-focused company.

“I am proud of all the SEG team accomplished during my tenure,” said Mr. Nikodemus. “Standing up a public company, evaluating our differentiated portfolio of assets, adding tremendous talent across the organization, and positioning the Company for long-term success was a collaborative effort among a very talented team. I look forward to watching SEG’s next growth phase and I am certain Matt, with the full support of the Board, our colleagues, partners, and other stakeholders, will see tremendous success as the Company moves forward.”

“On behalf of SEG’s Board of Directors, I want to thank Anton for his leadership in guiding the Company through its successful spinoff from Howard Hughes and launching the repositioning of the Company’s portfolio of assets, particularly at the Seaport,” said Mr. Crawford. “Going forward, the Board believes Matt is best suited to guide SEG, continuing to make progress with the Company’s existing portfolio and driving growth at the intersection of hospitality, entertainment and real estate. His extensive financial expertise and strategic vision will ensure continuity and stability, while also positioning the Company to capitalize on new opportunities.”

As the Company’s Chief Financial Officer, Mr. Partridge played a central role in positioning SEG for success as a newly independent public company and played a meaningful role in many of the Company’s recent strategic announcements. His leadership begins as the Company emphasizes maximizing the potential of its assets, including the turnaround of the Company’s properties and operations in the Seaport. In addition to becoming President and Chief Executive Officer, Mr. Partridge will join the Company’s Board of Directors.

About Seaport Entertainment Group

Seaport Entertainment Group (NYSE: SEG) is a premier entertainment and hospitality company formed to own, operate, and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaportentertainment.com.

Safe Harbor and Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any of the Company’s forward-looking statements for events or circumstances that arise after the date of this press release, except as may be required by applicable law.

Contacts:

Investor Relations:

Seaport Entertainment Group Inc.

T: (212) 732-8257

ir@seaportentertainment.com

Media Relations:

Ellie Chamberland, Seaport Entertainment Group

Ellie.chamberland@seaportentertainment.com

Jason Green, Global Strategy Group

jgreen@globalstrategygroup.com